Exhibit 10.2

Original Amount	Bank	Payment Terms/Monthly Installment	Due Date	Interest Rate	Collateral	Comments
R$560,167	Itau	12 Installment	June 18, 2014	1.40% am	Sewing Machinery and Personal Guarantee of Officer of our Brazilian Subsidiary	We will have a three-month grace period for installment payments